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                                                                    Exhibit 14.1


This booklet contains important legal information regarding Traditional IRAs, SEP-IRAs and Roth IRAs. We are required to provide this to you for the purpose of assuring that you are informed and understand the nature of an Individual Retirement Account. Please read this booklet carefully before investing in an Acorn IRA and keep it on file for future reference.



The Acorn Family of Funds
IRA Disclosure Statement
Custodial Agreement for a Traditional or SEP-IRA
Custodial Agreement for a Roth IRA


Managed by Wanger Asset Management, L.P.
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Contents



IRA Disclosure Statement                             1

Custodial Agreement for a Traditional or SEP-IRA    12

Custodial Agreement for a Roth IRA                  21

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Acorn Investment Trust
Individual Retirement Account Disclosure Statement

We are required to give you this Disclosure Statement for the purpose of assuring that you are informed and understand the nature of an Individual Retirement Account ("IRA"). This disclosure statement explains the rules governing IRAs.

Your Right to Revoke this IRA. You may revoke this IRA at any time within seven days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. If you did not receive the Disclosure Statement until a later date, your notice of revocation should state the date on which the Disclosure Statement was received. To revoke the IRA, you must either mail or deliver a notice of revocation to the following address:

 State Street Bank and Trust Company
 Attention: Acorn Family of Funds
 P.O. Box 8502
 Boston, MA 02266-8502

     If a notice of revocation is mailed, it will be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

I. Types of IRAs; Eligibility

In General. An IRA is a trust or custodial account established in the United States for the exclusive benefit of an individual and his or her beneficiaries and which, under Section 408(a) of the Internal Revenue Code, meets the following requirements: annual contributions are limited as described below; the trustee or custodian is a bank or other approved financial institution; no part of the IRA can be invested in life insurance contracts; the individual's interest in the IRA is nonforfeitable; the IRA's assets cannot be commingled with other property except for certain permitted common funds; and minimum distributions are required as described below. There are several types of IRAs, as follows: (1) a "Traditional IRA" to which you may make contributions for yourself or for your spouse, which may be partially or fully tax-deductible, as described below; (2) a "Roth IRA" to which you may also make nondeductible annual contributions, and the distributions from which may be excludible from your taxable income; (3) a "Rollover IRA" which you can establish to receive assets from a qualified plan, annuity or another IRA; (4) a "SEP-IRA" (which is also known as a Simplified Employee Pension) which your employer can establish for you; and (5) a "SIMPLE-IRA" (also known as a Salary Incentive Match Plan
IRA) which an employer can use for a salary reduction plan. The following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

A. Traditional IRAs. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70-1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution that is deductible for federal income tax purposes may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc., and also includes taxable alimony or separate maintenance payments. Compensation does not include income from interest, dividends or other earnings or profits from property, amounts not includible in your gross income, or deferred compensation.

     Your spouse may also establish and contribute to an IRA, even if he or she has less than $2,000 in compensation for the year, provided that you and your spouse file a joint income tax return for the year. Under such an arrangement, you and your spouse may qualify for a total contribution equal to the lesser of $4,000 or 100% of your combined compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. While you cannot contribute to your IRA in the taxable year in which you reach 70-1/2, you can still contribute to your spouse's IRA if he or she has not reached 70-1/2. A spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

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IRA Disclosure Statement, continued


B. Roth IRAs. In general, the same limits that apply to contributions to Traditional IRAs also apply to Roth IRAs, with the following differences. First, you can make a contribution to a Roth IRA even after you have attained the age of 70-1/2. Second, only a taxpayer whose adjusted gross income is below certain levels is eligible to contribute to a Roth IRA. A single taxpayer can make a full $2,000 contribution in a year if his adjusted gross income is not more than $95,000. Married taxpayers who file a joint return can make a full $4,000 contribution if their combined adjusted gross income is not more than $150,000. Partial contributions are permitted for a single taxpayer whose adjusted gross income is between $95,000 and $110,000, or for married taxpayers who file a joint return and whose adjusted gross income is between $150,000 and $160,000. A married taxpayer who files an individual return can make a partial contribution if his/her adjusted taxable income is less than $10,000. These partial contributions are calculated in the same manner as the limitation on the deductibility of contributions to a Traditional IRA, including the adjustments to adjusted gross income, as described under Contributions N Deductible Contributions on page 5.

     A single $2,000 limit ($4,000 for married taxpayers filing joint returns) applies to contributions to both Traditional IRAs and Roth IRAs. Thus, a single taxpayer who is otherwise eligible to contribute to both a Traditional IRA and a Roth IRA can contribute a total of $2,000, which he or she can divide between the Traditional and the Roth IRA in any manner. A married couple filing a joint return can similarly divide their maximum $4,000 total contribution between Traditional and Roth IRAs. These rules apply regardless of whether the contributions to the Traditional IRA are deductible.

     If you make a contribution to either a Traditional IRA or a Roth IRA for a year, you may transfer the contribution, including all income, to the other type of IRA prior to the due date for your tax return, in which case the contribution will be treated as if you had made it directly to the transferee IRA. For this purpose, the due date of your tax return includes any extension of time, even though extensions are not included for purposes of making the original contribution.

C. Rollover IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" tax-free without regard to the limits on annual contributions to an IRA, but no deduction is allowed with respect to such a contribution. There are three basic types of rollovers: rollovers from a qualified pension or profit-sharing plan, rollovers from another IRA, and rollovers from a tax-sheltered annuity. All distributions must be rolled over within 60 days after you receive the distribution to receive tax-free treatment.

From a Qualified Plan. In general, you may roll over to a Traditional IRA any portion of a distribution that you receive from a qualified employer-sponsored pension or profit-sharing plan (including a 401(k) plan), except that you cannot roll over (1) one of a series of substantially equal periodic payments (such as an annuity), (2) a minimum distribution required to be made after you reach the age of 70-1/2, (3) the portion of a distribution that represents the return of your own after-tax contributions or (4) beginning in 1999, a hardship withdrawal from a 401(k) plan. If you receive a distribution of property rather than cash, you can sell the property and roll over the sale proceeds, as long as you complete the rollover within 60 days from the original date of distribution.

     If you make a rollover from a qualified employer plan to an IRA, you may in turn, under certain circumstances, make a rollover from the IRA into the qualified plan of a subsequent employer. To preserve that right, however, you must keep the rollover IRA separate from any other IRA you may have, since you cannot make a rollover to an employer plan from an IRA to which you have made yearly contributions.

     Instead of receiving a distribution from a qualified plan and rolling it over, you may also direct the trustee or custodian of any qualified retirement plan to transfer a distribution from the plan directly to an IRA. If a distribution from a plan can be rolled over, the plan is required by law to transfer the distribution directly to an IRA, or another employer's plan, if you so direct. If you do not direct the distribution to be transferred directly to an IRA or another plan, the plan making the distribution will be required to withhold 20% of the distribution for the payment of income taxes, even if you subsequently roll over the distribution.

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     Rollover amounts you receive from a qualified employer plan may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA. The amount of the death payout rolled over by a spouse into an IRA may not subsequently be rolled over into another employer's qualified plan or annuity. Beneficiaries other than a spouse are not allowed to roll over distributions they receive after your death.

     Money from an employer plan cannot be rolled over into a Roth IRA, but you may be eligible to convert a Rollover IRA into a Roth IRA.

From Another IRA. In general, any distribution or withdrawal that you receive from an IRA can be rolled over into another IRA within 60 days, except that (1) you cannot roll over the minimum distributions you are required to receive after age 70-1/2, (2) you can only make a rollover from one IRA to another once in any twelve-month period, (3) a distribution from a SIMPLE-IRA that is made within the first two years after you first begin to participate in the SIMPLE-IRA can only be rolled over to another SIMPLE-IRA, and (4) special rules apply to rollovers to and from Roth IRAs as described below. You may also request the trustee or custodian of an IRA to make a direct transfer to the trustee or custodian of another IRA. Such direct transfers are not limited to one per twelve-month period. Unlike the trustees of qualified retirement plans, trustees of IRAs are not legally required to make direct transfers, but most of them do. Your spouse may generally roll over distributions that he or she receives from your IRA after your death, but no beneficiaries other than your spouse may do so.

Tax Sheltered Annuities. Tax-sheltered annuity plans, sometimes called "403(b) plans", are retirement benefits offered by certain governmental and not-for-profit employers, such as schools and hospitals. If you receive a distribution from a tax-sheltered annuity plan other than in the form of an annuity, it may generally be rolled over into an IRA under rules similar to those that apply to distributions from qualified employer plans, as described above (including the prohibition on rollovers of hardship withdrawals beginning in 1999). As with a rollover distribution from an employer plan, you should keep a rollover from a tax-sheltered annuity plan in a separate IRA account and not make any other contributions to it (including rollovers from other types of plans) if you wish to preserve the right to roll it over to another tax-sheltered annuity plan in the future. Distributions from other types of governmental retirement plans may or may not be eligible for a rollover depending on whether the employer has chosen to comply with IRS guidelines. Distributions from voluntary deferred compensation plans maintained by government and not-for-profit employers, sometimes known as "Section 457 plans", are not eligible for a rollover to an IRA.

Rollovers to and from Roth IRAs. The rules described above generally apply to rollovers to any type of IRA other than a Roth IRA, regardless of whether it was originally established as a Rollover IRA or as a Traditional IRA, SEP-IRA, or SIMPLE-IRA. Generally speaking, tax-free rollovers to a Roth IRA can only be made from another Roth IRA, and a distribution from a Roth IRA can only be rolled over to another Roth IRA (except for transfers of contributions made before the due date for filing your tax return for the year, as described above). However, you can roll over a distribution from a Traditional IRA (or any other type of IRA that is not a Roth IRA) to a Roth IRA, provided that your adjusted gross income for the year (determined prior to the rollover) does not exceed $100,000. The same $100,000 limit applies to both single taxpayers and married taxpayers filing joint returns; a married taxpayer who files a separate return cannot roll over a distribution from a non-Roth IRA into a Roth IRA. A rollover from a non-Roth IRA to a Roth IRA is not tax-free; the owner of the non-Roth IRA must include the distribution in taxable income as if it were not rolled over. However, if a rollover is made in 1998, one-fourth of the distribution is included in income in the years 1998 through 2001. After 1998, the entire amount must be included in income in the year received. In addition, rollovers from a non-Roth IRA into a Roth IRA are not subject to the 10% penalty tax described below, and are not taken into account in determining the taxpayer's eligibility to make annual contributions to the Roth IRA.

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IRA Disclosure Statement, continued


     If you make a rollover from a Traditional IRA to a Roth IRA in 1998, you may elect to have the entire amount of the rollover included in your 1998 income rather than spread over four years as described above. However, even if you elect to spread the income over four years, taxability of the amount rolled over may be accelerated to the extent you make withdrawals during the four year period, and may also be subject to the 10% penalty tax discussed below. Taxability of the rollover will also be accelerated and reported in your final tax return if you die during the four year period, unless your spouse is your sole beneficiary and elects to continue to report the income over the remainder of the four year period.

     Strict requirements must be met to qualify for tax-free rollover treatment. You should consult your personal tax adviser regarding rollovers to and from your IRA.

D. Simplified Employee Pension (SEP-IRAs). An employer may adopt a SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The maximum contribution is 15% of your compensation (computed without regard to the contribution) or $24,000 (or such other amount as may be prescribed by the Secretary of the Treasury), whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. You may also be able to elect to have your salary reduced by up to $10,000 for 1998 (or such higher amount as is specified from time to time by the Secretary of the Treasury) and to contribute the reduction to your SEP-IRA, but only if prior to 1997 your employer had established a special type of SEP-IRA (called a SAR-SEP) that permitted such elections. SAR-SEPs were replaced in 1997 by SIMPLE-IRAs (discussed below), and new SAR-SEPs are not permitted. To establish a SEP-IRA, your employer must sign a SEP-IRA plan agreement and provide you with a copy of the agreement as well as certain information concerning the rules applicable to such plans. Your employer can satisfy these requirements by using Form 5305-SEP, which is issued by the Internal Revenue Service. If you are self-employed, you may establish a SEP-IRA for your own benefit, but you may also have to cover any other employees you have.

E. Salary Incentive Match Plan (SIMPLE-IRAs). Before 1997, employers with up to 25 eligible employees could allow employees to elect to have a portion of their pay withheld and contributed to a special type of SEP-IRA, called a "salary reduction SEP", or SAR-SEP. SAR-SEPs were abolished in 1997, and a new type of IRA, called a SIMPLE-IRA has been established instead. Although new SAR-SEPs can no longer be established, SAR-SEPs that were in existence on December 31, 1996, can remain in existence and continue to receive contributions in future years, including contributions for new employees. Employers with up to 100 eligible employees who have no other retirement plans can establish SIMPLE-IRAs.

     If you wish to establish a SIMPLE-IRA for your employees, you must give all eligible employees notice of their right to elect to defer part of their compensation, and comply with certain other notice requirements. The Acorn IRA Application and Transfer Form cannot be used to establish a SIMPLE-IRA. Call 1-800-962-1585 to request the necessary forms.

F. Education IRAs.

Beginning in 1998, you may establish an Education IRA for any beneficiary who is under the age of 18.

     The rules governing Education IRAs are very different from the rules governing other types of IRAs. In reading this Disclosure Statement, you should not assume that any of the general discussion of IRAs applies to Education IRAs. Acorn has a separate Education IRA booklet with the Disclosure Statement, Custodial Agreement and forms to open an Education IRA. Call 1-800-962-1585 for an Education IRA booklet.

II. Contributions

In General. As explained in this part, the amount of your contributions to a Traditional IRA that you can deduct is subject to limits. All contributions and transfers to your Acorn IRA must be in cash. Contributions to your or your spouse's Traditional or Roth IRA may be made up to the due date for filing your tax return for the taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated,

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the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the applicable tax year is April 15. If you are the beneficiary of an IRA following the death of the IRA owner, you may not make any additional contributions to that IRA unless you are the surviving spouse of the IRA owner.

     Contributions made by an employer to your SEP-IRA or SIMPLE-IRA for a calendar year may be made no later than the due date of your employer's tax return (including extensions). In making an SEP-IRA or SIMPLE-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In an SEP-IRA or SIMPLE-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

Deductible Contributions. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your Traditional IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married, you can deduct the full amount of your Traditional IRA contribution provided that neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit-sharing, stock bonus or money purchase plans, 401(k) plans, SEP-IRAs and SIMPLE-IRAs, qualified annuity plans, tax-sheltered annuities and custodial accounts and governmental retirement plans (other than certain plans for reserve members of the armed forces and volunteer firemen, and certain deferred compensation plans commonly known as "Section 457 plan"). In general, you are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or if you have met the minimum age and service requirements, in the case of a defined benefit plan (even if you don't actually accrue a benefit during the year). You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested.

     If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for a Traditional IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." For 1998 contributions, the applicable dollar amounts are $30,000 for single people and $50,000 for married couples if the spouse who is making the contribution is an active participant. These applicable dollar amounts are increased by an additional $1,000 for each year from 1999 through 2002. If the spouse making the contribution is not an active participant, but the other spouse is an active participant, the applicable dollar amount for the spouse who is not an active participant is $150,000. The applicable dollar amount for married individuals who file separate tax returns is $0, unless they live apart for the entire year, in which case the applicable dollar amount is the same as for single individuals.

     If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for part of your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Traditional IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income for 1998 is $35,000, the difference would be $5,000. Next, divide this difference by $10,000. In this example, $5,000/$10,000 equals 50%. Accordingly, the maximum contribution to a Traditional IRA that you can deduct is 50% of $2,000, or $1,000. If the deduction limitation is not a multiple of $10, round the deduction to the next higher $10. If your adjusted gross income does not exceed $40,000 if you are single, $60,000 if you are married and an active participant, or $160,000, if you are married to an active participant, you can deduct $200 regardless of how

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IRA Disclosure Statement, continued


the computation comes out. (These amounts apply to 1998 contributions; after 1998, increase each limit other than the $160,000 limit by $1,000 per year.)

     For this purpose, your "adjusted gross income" is the amount shown on the appropriate line of your tax return, before you deduct your Traditional IRA contribution, plus the following amounts that are tax-exempt: the proceeds of any US savings bonds that you cash in to pay college expenses, any adoption expenses paid by your employer, and amounts paid to you while working outside the US. Married persons who file separate returns are treated as unmarried for purposes of these rules if they did not live together at any time during the year.

Nondeductible Contributions. Even though you may not be entitled to claim a deduction for contributions to your Traditional IRA, you are still allowed to make the contributions to the extent described in "Types of IRAs" above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a nondeductible contribution. Earnings on these contributions are not taxed until distributed, just like the earnings on deductible contributions. It may therefore be worthwhile making nondeductible contributions.

   You are required to report the amount of your nondeductible contributions on Form 8606 and attach it to your income tax return. You may be liable for a tax penalty of $50 if you fail to file Form 8606, or $100 if you overstate the amount of your nondeductible contributions.

   Contributions to a Roth IRA or Education IRA are not deductible under any circumstances.

III. Investment and Holding of Contributions

Contributions to your IRA, and the earnings thereon, are invested at your election in shares of any Acorn fund, each a series of Acorn Investment Trust, a no-load mutual fund managed by Wanger Asset Management, L.P., or in the shares of any other mutual fund made available by Acorn for investment.

   All the funds eligible for investment by your IRA are available in a telephone exchange plan. In order to enroll in the exchange plan, indicate your election on the IRA Application. When your exchange plan is established, you can request a prospectus for any eligible fund and you will then be able to exchange by telephoning State Street Bank and Trust Company. IRA planholders may not use check-writing redemption privileges offered by the money fund.

   If you wish to add to your IRA plan by putting money into an eligible fund other than one of the Acorn Funds, please call Acorn for instructions.

   The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing delivered to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

IV. Distributions From Your IRA

Distributions During Your Life. The law permits distributions to be made from an IRA without penalty at any time after you attain age 59 1/2, and requires that distributions commence (except from a Roth IRA) no later than April 1 following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in substantially equal monthly, quarterly or annual payments over your life or the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement called the minimum distribution incidental benefit requirement. In general, this requirement puts a further limit on the maximum payout period. This further limit is based on a table in the income tax regulations, and if this limit applies to you, you should consult your tax adviser to determine your minimum distribution.

   In general, your life expectancy, your surviving spouse's life expectancy after your death, and your and your

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spouse's joint and last survivor life expectancies will all be recalculated each year based upon your (and your spouse's, if applicable) age attained during that year. However, you can also elect to have your (and your spouse's) life expectancies fixed in the year in which distributions are required to begin, which may be advantageous in some circumstances. On the other hand, if your beneficiary is someone other than your surviving spouse, your and your beneficiary's joint and last survivor life expectancy will ordinarily not be recalculated each year, although you may elect to have it recalculated. Each of the elections described above must be made before the date on which distributions are required to commence, and will be irrevocable after that date. You should consult a qualified tax adviser to determine whether you should make any of these elections.

     If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase an immediate annuity contract from an insurance company you choose with your IRA and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing. Any distribution instructions must specify the reason for the distribution. Examples of such reasons are: premature distributions (i.e. distributions before age 59 1/2), rollovers, disability, death, normal (59 1/2 or over), excess contribution returns and other.

Distributions After Your Death. If you die on or after the April 1 following the year in which you reach age 70 1/2, the balance of your IRA (other than a Roth
IRA) must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

     If you die before the April 1 following the year in which you reach age
70 1/2, the entire balance of the account (including a Roth IRA) must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. This rule also applies to a Roth IRA, regardless of your age at death. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments from a Traditional IRA don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in either a Traditional or Roth IRA (or the remaining part of such interest, if distribution has already begun) as his or her own IRA subject to the normal IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

V. Income and Penalty Taxes

Income Tax Treatment of IRAs. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions are generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether or not it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and therefore not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years. You must attach Form 8606

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IRA Disclosure Statement, continued

to your tax return for any year in which you receive distributions if you have made any nondeductible contributions to an IRA.

     Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans.

Nontaxable Distributions from Roth IRAs.

Unlike most IRAs, "qualified distributions" from a Roth IRA are not subject to tax at all, either on the original contribution or on any accumulated income. In order to be a "qualified distribution", a distribution from a Roth IRA (1) may not be made until after the end of the fifth year beginning with the first year in which either you or your spouse first make a contribution to a Roth IRA, and
(2) must either be made after you attain the age of 59 1/2, after you have become permanently disabled, to your beneficiary after your death, or must be used to pay qualified first time homebuyer expenses, as described in the section on penalty taxes below. The five year requirement is satisfied five years after you or your spouse make your first contribution to any Roth IRA, even if it is not the same Roth IRA that you are receiving the distribution from. If you receive distributions from a Roth IRA that are not qualified distributions, such distributions will first be treated as nontaxable returns of your contributions, and the excess will be taxed as ordinary income.

Penalty Tax for Premature Distributions.

Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59 1/2, a nondeductible 10% penalty will be imposed on the portion of the distribution which is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. If you receive a distribution from a SIMPLE-IRA during the first two years after you begin to participate, the penalty tax is 25% rather than 10%. The penalty generally does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (see below). If you make a taxable rollover from a Traditional IRA to a Roth IRA and then take a distribution during the five year period described in the preceding section, the portion of the distribution that is allocated to the rollover will be subject to the 10% penalty tax even though it is not otherwise taxable (unless one of the exceptions to the 10% penalty applies). For purposes of the 10% penalty tax, distributions from a Roth IRA are treated as made first from contributions other than rollovers from Traditional IRAs, then from rollovers from Traditional IRAs, and finally from income. The penalty also will not apply if the distribution is made due to your permanent disability or death; if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary; or if the total amount of distributions you receive during a year do not exceed the sum of the following: (1) the amount of tax-deductible medical expenses you incur during the year (or the amount that you could deduct if you itemized your deductions); (2) the amount of medical insurance premiums that you pay after you have been receiving unemployment compensation for at least 12 weeks, provided that you don't receive the distribution after you have been re-employed for at least 60 days; (3) the amount that you pay for "qualified higher education expenses" (described in Acorn's separate booklet on Education IRAs) for you, your spouse, or your children or grandchildren; and (4) "qualified first time homebuyer expenses." A "qualified first time homebuyer expense" is any amount that you pay (including settlement, financing and closing expenses) for the purchase or construction of a principal residence for you, or one of your or your spouse's children, grandchildren, or ancestors, provided that the person whose residence is purchased or built (and his or her spouse) has not owned a principal residence in the past two years. The total amount that you can treat as qualified first-time homebuyer expenses during your lifetime (either for purposes of avoiding tax on a distribution from a Roth IRA or avoiding the 10% penalty on a premature distribution) is $10,000. This lifetime $10,000 limit applies to the person making the IRA withdrawal, not the person who is buying or building the residence. Finally, the penalty does not apply to the extent that the distribution is rolled over to another IRA or (if permitted) qualified plan.

Penalty Tax for Excess Contributions.

Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person for whose benefit the IRA is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the amount of net earnings.

     Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and you will also be subject to the previously mentioned 10% penalty tax on premature distributions if you do not qualify for one of the exceptions. The law provides, however, that if an individual has made a contribution (excluding rollover amounts) to an IRA for a year which does not exceed the maximum deductible limit for the year, all or part of which is an excess contribution for which he did not claim a deduction, and he does not correct the excess contribution before the due date (including extensions) for filing his tax return for the year, he nevertheless may withdraw the excess amount contributed (without the net income attributable thereto) at any time without incurring the 10% penalty tax on premature distributions or being required to include the amount withdrawn in income. The 6% excise tax will be imposed even in this special situation for the year of the excess contribution and each subsequent year until the excess is withdrawn or eliminated.

     The rules discussed above generally apply, with some special rules and exceptions, to Roth IRAs, SEP-IRAs and SIMPLE-IRAs as well as Traditional IRAs. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust or institution making the distribution that was the subject of the rollover.

     As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions for subsequent years; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, you may under certain circumstances, taking into account the limits on contributions, be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

Penalty Tax for Under-Distribution.

If after April 1 following the year in which you attain age 70 1/2, the amount distributed from any type of IRA other than a Roth IRA or Education IRA is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The minimum amount required by law to be distributed is generally based on your life expectancy or the joint and survivor life expectancy of you and your beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement, which is called the minimum distribution incidental benefit requirement. In general, this requirement is designed to prevent you from naming a beneficiary who is much younger than yourself in order to extend your payout period. You should consult your tax adviser to determine your minimum distribution. This excise tax may also apply to any type of IRA, including a Roth IRA, if your beneficiary fails to take the minimum required distri-bution in any year after your death, as described above.

   The Internal Revenue Service may waive the penalty tax for under-distribution if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

Prohibited Transactions and Pledging Account Assets. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and the taxable portion will be includible in your gross income for the year. The applicable 10% (or 25%) penalty for premature distributions may also apply if you do not qualify for one of the exceptions. These prohibited transactions generally include any type of financial transaction between the IRA and you or your beneficiary, including borrowing or lending money, buying, selling, or renting property, paying compensation, or a transaction that indirectly benefits you or your beneficiary personally. Prohibited transactions may also involve members of your family, companies in which you have an interest, the sponsoring employer in the case of a SEP-IRA or SIMPLE-IRA, any person who provides services to the IRA, and certain affiliates of such persons. However, prohibited transactions involving persons other than you or your beneficiary result in penalty taxes on the person involved, rather than disqualification of the IRA. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59 1/2, an additional tax equal to 10% of the amount pledged will be imposed on such funds includible in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same. Any portion of an IRA used to purchase an endowment contract or collectible is also treated as distributed.

VI. Miscellaneous

Federal Income Tax Withholding. Taxable distributions from an IRA to the covered individual or to a beneficiary are subject to federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10% for lump sum payments, and regular wage withholding rates for annuities or other periodic payments. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

Federal Estate and Gift Taxes. Generally, your IRA will be included in your estate for federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to federal gift tax. The amount that you contribute to an Education IRA for a beneficiary will generally be treated as a gift to that beneficiary when the contribution is made, and no additional gift will occur when distributions are paid to the beneficiary.

Reports to the Internal Revenue Service.

As described above, you are required to attach Form 8606 to your return for any year in which you made nondeductible contributions, or receive distributions after making nondeductible contributions. You are required to file Form 5329 with the IRS if you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and under-distributions after age 70 1/2, as described above.

Social Security and Self-Employment Taxes. Contributions to a Traditional IRA are not deductible for purposes of the social security (FICA) and self-employment taxes. Contributions to a SEP-IRA by your employer are not subject to social security tax unless you elected to reduce your current compensation to receive the contributions under a SAR-SEP established prior to 1997. The amount that you elect to defer under a SIMPLE-IRA is subject to social security tax, but the contributions made by your employer are not.

Financial Information. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

Custodian Fees. State Street Bank and Trust Company as the Custodian of your IRA currently charges an acceptance fee of $5.00 per account, and an annual maintenance fee of $10.00 per account, per fund in which you have an investment. An additional $10.00 fee is charged for each disbursement, other than an automatic installment payout. Note that Spousal IRAs require separate accounts. Each spouse's account is subject to the above fees.

   If you do not add the $5.00 acceptance fee to your initial contribution, it will be deducted from your account. The $10.00 annual maintenance fee will be deducted from your account, unless paid separately when billed in November.

   The Custodian may change any of the above fees from time to time.

IRS Approval Status. Acorn uses prototype Forms 5305-A and 5305-RA, which have been promulgated and approved by the Internal Revenue Service, for the establishment of Traditional and Roth IRAs, respectively. The approval of the IRS relates only to forms used and not to the merits of your account or an investment in any of the Acorn funds. Further information concerning IRAs can be obtained from any district office of the IRS.


October 15, 1998

Custodial Agreement for a Traditional or SEP-IRA


Form 5305-A
(Revised January 1998)
Department of the Treasury
Internal Revenue Service

Acorn Investment Trust
Custodial Agreement for a Traditional or SEP-IRA
(Under Section 408(a) of the Internal Revenue Code)
(January 1, 1998)

Article I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

Article II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 follow-ing the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

 (a) A single sum payment.

 (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

 (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

 (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

 (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

 (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

 (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

   (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

   (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have reached age 70 1/2.

 (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

 (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII

1. Form of Contributions. All contributions and transfers shall be made only in cash.

2. Investment of Contributions.

 (a) As directed by the Depositor in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Depositor elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.

 (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Depositor, may redeem any Fund Shares held by the Custodian on behalf of the Depositor and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Depositor represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Depositor authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Depositor agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Depositor agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

 (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

3. Beneficiaries; Distributions to Minors.

 (a) A Depositor shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Depositor may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Depositor. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on a Depositor's death, or if no designated beneficiary is living on the date any payment becomes due after the Depositor's death, such payment shall be made to the executor or administrator of the Depositor's estate. However, if after the Depositor's death, his surviving spouse is receiving payments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

 (b) If any person to whom all or a portion of the Depositor's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Depositor in the Beneficiary Form to receive the minor's interest as Custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Depositor's interest is payable is a minor and if either the Depositor has not so designated a person to receive the minor's interest as such Custodian, or the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

   (i) Distribute the interest to the legal guardian of such minor; or

   (ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21. The distribution of the Depositor's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

 (c) The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Custodial Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

5. Distributions to Surviving Spouse. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

6. Minimum Distributions; Election not to Recalculate Life Expectancies. The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 6 are to paragraphs of Article IV unless otherwise provided.

 (a) If the Depositor fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

 (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph. Whenever distributions after the death of the Depositor are to be made to the Depositor's surviving spouse and to one or more beneficiaries other than the surviving spouse, and any provision of Article IV, this paragraph 6, or the minimum distribution requirements provides different treatment for the portion of the Custodial Account to be distributed to the surviving spouse, then such portion, and the income earned thereon, shall be separated and treated as a separate Custodial Account with respect to such surviving spouse.

 (c) Notwithstanding the references to "equal or substantially equal" payments, if the Depositor or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Depositor attains age 70 1/2, but no subsequent year, may be withdrawn by April 1 of the following year.

 (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Depositor may elect for purposes of paragraph 3(d) or 3(e), and the Depositor's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 6(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

 (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 6 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 6.

 (f) For all purposes of Article IV and this paragraph 6, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information.

 (g) Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Depositor or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Depositor or beneficiary that the distribution so directed is one that the Depositor or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Depositor or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto. If any assets held on the Depositor's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Depositor, it shall be the Depositor's responsibility to ensure that any requested minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.

 (h) Any annuity contract purchased for the Depositor pursuant to this Agreement shall be immediately distributed to the Depositor, and the custodial relationship shall terminate upon such distribution.

7. Administration.

 (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Depositor:

   (i) Receive contributions pursuant to the provisions of the Agreement;

   (ii) Hold, invest and reinvest the contributions in Fund Shares;

   (iii) Register any property in the Custodial Account in the name of the Custodian or its nominee; and

   (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

 (b) In addition to the provisions of Article V, the Custodian shall deliver or cause to be executed and delivered to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

 (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Depositor a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

 (d) Unless the Depositor sends the Custodian written objection to a report within 60 days after its receipt, the Depositor shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Depositor unless otherwise required by law.

 (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

 (f) The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

 (g) The Custodian shall be under no duty to question any direction of the Depositor with respect to the investment of contributions, or to make suggestions to the Depositor with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

 (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

 (i) The Custodian may resign as Custodian of any Depositor's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Depositor who will be affected by such resignation. If the Trust or the Depositor does not appoint a successor Custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

 (j) The Depositor shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

 (k) The Custodian shall be entitled to receive and may charge against the Director's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

 (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

 (m) The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

 (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P. O. Box 8502, Boston, MA 02266-8502, by the Trust at 227 W. Monroe St., Suite 3000, Chicago, IL, 60606, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

 (o) Subject to the last paragraph of this subparagraph (o), the Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on the date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. The Depositor may certify in the Application that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before signing the Application to establish the Custodial Account, and the Custodian may rely on such certification.

 (p) The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Trust. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Trust. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Trust, and the Trust and its agents will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor. The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Trust to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

8. The Trust

 (a) The Depositor delegates to the Trust the power with respect to this
 Agreement: (i) to remove the Custodian and select a successor Custodian; and
 (ii) to amend this Agreement as provided in paragraph 9.

 (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Depositors establishing IRA accounts.

 (c) Neither the Trust nor any officer, director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Depositor or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

 (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Depositor and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

9. Amendment and Termination.

 (a) The Depositor delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Depositor, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

 (b) The Depositor may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as an Individual Retirement Account under the provisions of section 408(a) of the Code.

 (c) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Depositor and his beneficiaries; (ii) the Depositor to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.

 (d) The Depositor reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.

 (e) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

10. Definitions.

Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

 (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

 (b) Agreement. This Custodial Agreement for a Regular or SEP-IRA Account, including the Application, as amended from time to time.

 (c) Application. The IRA Application Form, constituting an agreement between the Depositor and the Custodian, by which the Depositor adopts this Agreement

 (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

 (e) Custodial Account. The account established for the Depositor pursuant to this Agreement.

 (f) Custodian. The bank named in the Application.

 (g) Depositor. The individual who adopts this Agreement as provided therein.

 (h) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the

 Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Depositor who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or (iii) with respect to any Depositor not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

 (i) Trust. Acorn Investment Trust, a regulated investment company.

11. Conflict in Provisions. To the extent that any of the provisions of Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

12. Loss of Exemption. If the Custodian receives notice that the Custodial Account has lost its tax-exempt status under section 408(a) of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

Custodial Agreement for a Roth IRA


Form 5305-RA
(January 1998)
Department of the Treasury
Internal Revenue Service

Acorn Investment Trust
Custodial Agreement for a Roth IRA
(Under Section 408A of the Internal Revenue Code)
(January 1, 1998)

Article I

1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II

The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article V

1. If the Depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

 (a) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

 (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death. If distributions do not begin by the death described in (b), distribution method (a) will apply.

2. In the case of a distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article VI

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Article IX

1. Form of Contributions. Except as provided in Paragraph 2 of Article I, all contributions and transfers shall be made only in cash.

2. Investment of Contributions.

 (a) As directed by the Depositor in writing, all contributions shall be used by the Custodian to purchase Fund Shares. All income dividends and capital gains distributions shall be reinvested in shares of the Fund which declared such dividends or distributions unless the Depositor elects in writing, in accordance with an opportunity to do so provided by the Fund declaring the dividend or distribution, to apply such dividend or distribution to purchase other Fund Shares available under this Agreement.

 (b) A Telephone Exchange Plan ("Exchange Plan"), as described in the prospectus(es) of the Funds is available hereunder. After the Custodian receives an Exchange Plan authorization deemed by the Custodian to be in proper form, the Custodian, upon receipt of telephonic instructions from any person representing himself to be the Depositor, may redeem any Fund Shares held by the Custodian on behalf of the Depositor and apply the proceeds toward the purchase of any other Fund Shares available hereunder, subject to and in accordance with the terms and conditions of the Exchange Plan. The Custodian shall be entitled to rely and act upon such telephonic instructions, and neither the Custodian, the Trust, any other Fund whose shares are available hereunder nor their officers, trustees, directors, employees or agents shall be liable for any liability, cost or expense for acting on any such instructions. In directing any exchange pursuant to the Exchange Plan, the Depositor represents that he has obtained a current prospectus of the Fund into which the switch is to be made. The Depositor authorizes and directs the Custodian to respond to any telephonic inquiries relating to the status of shares owned, including but not limited to the number of shares held. The Depositor agrees that the authorizations, directions and restrictions contained herein will continue until the Custodian receives written notice of any change or revocation. The Depositor agrees and understands that the Funds and the Custodian reserve the right to refuse any telephonic instructions.

 (c) All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee.

3. Beneficiaries; Distributions to Minors.

 (a) A Depositor shall have the right by written notice to the Custodian to designate one or more beneficiaries to receive any amount to which the Depositor may be entitled in the event of his death before the complete distribution of his interest, and to change any such beneficiary. Such designation or change shall be on the Beneficiary Form provided by the Trust, and shall be effective only when filed with the Custodian before the death of the Depositor. Such designation may include contingent or successive beneficiaries. If no such designation is in effect on a Depositor's death, or if no designated beneficiary is living on the date any payment becomes due after the Depositor's death, such payment shall be made to the executor or administrator of the Depositor's estate. However, if after the Depositor's death, his surviving spouse is receiving pay-ments over a specified period, the surviving spouse may designate a beneficiary to receive the balance of the Custodial Account, if any, on his or her death in accordance with the foregoing rules.

 (b) If any person to whom all or a portion of the Depositor's interest is payable is a minor, payment of the minor's interest shall be made on behalf of the minor to the person designated by the Depositor in the Beneficiary Form to receive the minor's interest as Custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute. If any person to whom all or a portion of the Depositor's interest is payable is a minor and if either the Depositor has not so designated a person to receive the minor's interest as such Custodian, or the person so designated is unable to act (because of incapacity, failing or declining to act, death or otherwise), the Custodian shall:

   (i) Distribute the interest to the legal guardian of such minor; or

   (ii) If no guardian has been appointed, designate an adult member of the minor's family, a guardian or a trust company (including the Custodian), as those terms are defined in the Massachusetts Uniform Transfers to Minors Act or similar statute, as custodian for such minor under the Massachusetts Uniform Transfers to Minors Act or similar statute and distribute such minor's interest to the person so designated. The person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall hold, manage and distribute such property in accordance with the provisions of such statute including, if such statute so requires, a total distribution prior to age 21. The distribution of the Depositor's interest to the guardian or the person designated as custodian under the Massachusetts Uniform Transfers to Minors Act or similar statute shall be a full discharge of the Custodian to the extent of the distribution so made.

 (c) The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Depositor, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Custodial Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

4. Inalienability of Benefits. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

5. Distributions to Surviving Spouse. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

6. Minimum Distributions; Election not to Recalculate Life Expectancies. The following provisions supplement the provisions of Article V with respect to minimum required distributions to a beneficiary following the death of the Depositor, and shall control over the provisions of Article V in the event of any inconsistency. All paragraph references in this paragraph 6 are to paragraphs of Article V unless otherwise provided.

 (a) A beneficiary shall be deemed to have elected the method described in paragraph 1(b) if either he withdraws the minimum amount required for the first year under the method described in paragraph 1(b) and does not specifically elect the method described in paragraph 1(a) by the end of such year, or if the date specified in paragraph 1(a) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 1(a).

 (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Depositor or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article V and this paragraph.

 (c) Notwithstanding the references to "equal or substantially equal" payments, if a beneficiary is receiving distributions under paragraph 1(b), he may withdraw amounts that exceed the minimum amount required by paragraph 2 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year.

 (d) Notwithstanding paragraph (3), a surviving spouse of a deceased Depositor may elect not to be treated as the Depositor, but instead to be subject to paragraph (1), in which event the required starting date for the method provided in paragraph 1(b) shall be the later of the date specified therein or December 31 of the year in which the Depositor would have attained the age of 70 1/2. In addition, a surviving spouse may, in lieu of the method specified in paragraph 2, elect to have his or her life expectancy determined each year on the basis of his or her age attained in such year. All elections described in this paragraph 6(d) shall be made in writing referring explicitly to this paragraph 6(d) and in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 1.

 (e) All references to the Proposed Regulations section 1.401(a)(9)-1 contained in Article V and this paragraph 6 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article V and this paragraph 6.

 (f) For all purposes of Article IV and this paragraph 6, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Depositor (or the Depositor's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information.

 (g) Notwithstanding anything herein to the contrary, all distributions shall be made by the Custodian in such manner and in such amounts as may be specified in written instructions received from time to time by the Depositor or the beneficiary, as the case may be and all such instructions shall be deemed to constitute a certification by the Depositor or beneficiary that the distribution so directed is one that the Depositor or beneficiary is permitted to receive. In addition, the Custodian shall have no liability with respect to any distribution from the Account in accordance with the directions of the Depositor or beneficiary or the failure to make a distribution in the absence of such instructions or any consequences thereof including, but not limited to, excise and other taxes and penalties which might accrue or be assessed, nor shall the Custodian be under any duty to make any inquiry or investigation with respect thereto.

 (h) Any annuity contract purchased for the Depositor pursuant to this Agreement shall be immediately distributed to the Depositor, and the custodial relationship shall terminate upon such distribution.

7.  Administration.

 (a) Except as otherwise provided in this Agreement, the Custodian shall, as directed in writing, on behalf of the Depositor:

   (i) Receive contributions pursuant to the provisions of the Agreement;

   (ii) Hold, invest and reinvest the contributions in Fund Shares;

   (iii) Register any property in the Custodial Account in the name of the Custodian or its nominee; and

   (iv) Make distributions from the Custodial Account in cash or in Fund Shares pursuant to the provisions of this Agreement.

 (b) In addition to the provisions of Article VI, the Custodian shall deliver or cause to be executed and delivered to the Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to assets credited to the custodial account. No Fund Shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from the Depositor.

 (c) The Custodian shall keep accurate and detailed account of its receipts, investments and disbursements. As soon as practicable after the end of each calendar year, and whenever required by regulations adopted under the Act or the Code, the Custodian shall file with the Depositor a written report of the Custodian's transactions relating to the Custodial Account during the period from the last previous accounting, and shall file such other reports with the Internal Revenue Service as may be required of the Custodian by regulation.

 (d) Unless the Depositor sends the Custodian written objection to a report within 60 days after its receipt, the Depositor shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding the only necessary party thereto in addition to the Custodian shall be the Depositor unless otherwise required by law.

 (e) The Custodian shall have no duties whatsoever except such duties as are specifically provided for herein, and no implied covenant or obligation shall be read into this Agreement against the Custodian. The Custodian shall not be liable for a mistake in judgment, for any action taken, or any failure to act, in good faith, or for any loss that is not a result of its gross negligence, except as expressly required by the Act and regulations promulgated thereunder. In performing its duties under this Agreement, the Custodian may hire agents, experts and attorneys and may delegate discretionary powers to, and rely upon information and advice furnished by, such agents, experts and attorneys.

 (f) The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Custodial Account, unless arising from the Custodian's own gross negligence or willful misconduct.

 (g) The Custodian shall be under no duty to question any direction of the Depositor with respect to the investment of contributions, or to make suggestions to the Depositor with respect to the investment, retention or disposition of any contributions or assets held in the Custodial Account.

 (h) The Custodian shall pay out of the Custodial Account expenses of administration, including the fees of counsel employed by the Custodian, taxes, if any, and its fees for maintaining the Custodial Account, which are set forth in the Disclosure Statement but may be revised from time to time by the Custodian and the Trust. The Custodian may sell Fund Shares and use the proceeds of sale to pay the foregoing fees and expenses.

 (i) The Custodian may resign as Custodian of any Depositor's Custodial Account or as Custodian of all accounts adopted under the provisions of this Plan, in either case upon 30 days' prior notice to the Trust and 30 days' prior notice to each Depositor who will be affected by such resignation. If the Trust or the Depositor does not appoint a successor Custodian within 30 days after the mailing of such notice, the Custodian will terminate the Custodial Account.

 (j) The Depositor shall be solely and fully responsible for all taxes and penalties which might accrue or be assessed with respect to any excess contributions, premature distributions or distributions which are below the annual minimum distribution required.

 (k) The Custodian shall be entitled to receive and may charge against the Depositor's Custodial Account such reasonable compensation for its services in accordance with its fee schedule as from time to time in effect, and shall also be entitled to reimbursement of its expenses as Custodian under this Agreement. The Custodian will notify the Depositor in writing of any change in its fee schedule.

 (l) This Agreement and the Custodial Account created hereby shall be subject to the applicable laws, rules and regulations, as the same may from time to time be amended, of the Federal government and the Commonwealth of Massachusetts and the agencies and instrumentalities of each having jurisdiction thereof, and shall be governed by and construed, administered and enforced according to the law of the Commonwealth of Massachusetts. All contributions to the Custodial Account shall be deemed to take place in the Commonwealth of Massachusetts.

 (m) The Custodian and Depositor hereby waive and agree to waive right to trial by jury in an action or proceeding instituted in respect to this Custodial Account. The Depositor further agrees that the venue of any litigation between him and the Custodian with respect to the Custodial Account shall be in the County of Suffolk, Commonwealth of Massachusetts.

 (n) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P. O. Box 8502, Boston, MA 02266-8502, by the Trust at 227 W. Monroe St., #3000, Chicago, IL, 60606, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

 (o) Subject to the last paragraph of this subparagraph (o), the Depositor may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within seven days after the Depositor first receives the Disclosure Statement related to the Custodial Account. Mailed notice is treated as given to the Custodian on the date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Depositor will receive a payment equal to the initial contribution, without adjustment for administrative expenses, commissions or sales charges, fluctuations in market value or other changes. The Depositor may certify in the Application that the Depositor received the Disclosure Statement related to the Custodial Account at least seven days before signing the Application to establish the Custodial Account, and the Custodian may rely on such certification.

 (p) The Depositor may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Trust. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Trust. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Trust, and the Trust and its agents will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Depositor. The Depositor's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Trust to pay such investment advisor's fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Depositor or the Custodian.

8. The Trust

 (a) The Depositor delegates to the Trust the power with respect to this
 Agreement: (i) to remove the Custodian and select a successor Custodian; and
 (ii) to amend this Agreement as provided in paragraph 9.

 (b) The powers herein delegated to the Trust shall be exercised by such officer thereof as the Trust may designate from time to time, and shall be exercised only when similarly exercised with respect to all other Depositors establishing IRA accounts.

 (c) Neither the Trust nor any officer, director, trustee, board, committee, employee or member of the Trust shall incur any liability of any nature to the Depositor or beneficiary or other person in connection with any act done or omitted to be done in good faith in the exercise of any power or authority herein delegated to the Trust.

 (d) If the Trust shall hereafter determine that it is no longer desirable for the Trust to continue to exercise any of the powers hereby delegated to the Trust, it may relieve itself of any further responsibilities hereunder by notice in writing to the Depositor and the Custodian at least 60 days before the date on which the Trust proposes to discontinue the exercise of the powers delegated to it.

9. Amendment and Termination.

 (a) The Depositor delegates to the Trust the power to amend this Agreement (including retroactive amendment). A copy of any such amendment shall be furnished to the Custodian, and no such amendment shall have the effect of increasing the duties or obligations of the Custodian until it has been approved by the Custodian. A copy of any such amendment shall also be furnished to the Depositor, but no delay in furnishing such copy shall affect the effectiveness of such amendment.

 (b) The Depositor may amend his/her Application (including retroactive amendment) by submitting to the Custodian (i) a copy of such amended Application, and (ii) evidence satisfactory to the Custodian that the Agreement as amended by such amended Application will continue to qualify as a Roth Individual Retirement Account under the provisions of section 408A of the Code.

 (c) No amendment shall be effective if it would cause or permit (i) any part of the Custodial Account to be diverted to any purpose that is not for the exclusive benefit of the Depositor and his beneficiaries; (ii) the Depositor to be deprived of any portion of his interest in the Custodial Account, unless such action is taken in order to satisfy qualification requirements under the Code; or (iii) the imposition of an additional duty on the Custodian without its written consent.

 (d) The Depositor reserves the right to terminate his adoption of this Agreement by instrument in writing signed by him and filed with the Custodian.

 (e) In the event that the assets of any investment company (including any series of the Trust) in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Trust may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Fund Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Depositor shall not be required for any such amendment or action, but the Depositor shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

10. Definitions.

Whenever used in this Agreement, the following terms shall have the meanings set forth below unless otherwise expressly provided herein:

 (a) Act. The Employee Retirement Income Security Act of 1974, as amended from time to time.

 (b) Agreement. This Custodial Agreement for a Roth IRA Account, including the Application, as amended from time to time.

 (c) Application. The IRA Application Form, constituting an agreement between the Depositor and the Custodian, by which the Depositor adopts this Agreement.

 (d) Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

 (e) Custodial Account. The account established for the Depositor pursuant to this Agreement.

 (f) Custodian. The bank named in the Application.

 (g) Depositor. The individual who adopts this Agreement as provided therein.

 (h) Fund Shares. Shares issued by the Trust or shares of any other regulated investment company for which the Custodian acts as transfer agent and which may be available hereunder from time to time pursuant to an agreement between the Custodian and the Trust. No Fund shall be available for investment under this Agreement (i) before the date the prospectus for that Fund discloses its availability, (ii) with respect to any Depositor who resides in any state or other jurisdiction in which shares of the Fund are not available for sale, or
 (iii) with respect to any Depositor not eligible to purchase Fund shares directly, when sales of Fund shares are restricted.

 (i) Trust. Acorn Investment Trust, a regulated investment company.

11. Conflict in Provisions. To the extent that any of the provisions of Article IX shall conflict with the provisions of Articles V, VI, or VIII, the provisions of Article IX shall prevail.

12. Loss of Exemption. If the Custodian receives notice that the Custodial Account has lost its tax-exempt status under section 408A of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

Acorn
____________________
     Family of Funds
WAM Brokerage Services, L.L.C.
P.O. Box 8502
Boston, MA 02266-8502
1-800-962-1585

IRAS1098